UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2020

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota         55987-1500
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (507) 454-5374

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act
(17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In the first quarter of 2020, COVID-19 began to spread across the globe, and created severe uncertainty within the global economy. During this time, the Blue Team at Fastenal Company (‘Fastenal’ or ‘Company’) set in motion an increase in the sourcing and vetting of additional suppliers for safety products. In addition, we prepared our teams and started discussions with customers regarding products and identifying alternative logistics assuming a more chaotic world.

In mid-March 2020, the executive leadership of Fastenal put in place expanded benefits for all employees due to potential COVID-19 impacts and established operating expense reductions within the business. These operating expense reductions were put in place to increase the organization’s agility, to fund the additional employee benefits, and to improve the ability to retain talent - our people. Included in these operating expense reductions was a decision to eliminate most leadership bonuses during the second quarter of 2020. This affected leadership groups deep into the organization and included a request to the Compensation Committee to explicitly cancel the executive bonus program for the second quarter of 2020.

On April 28, 2020, the Company disclosed its decision to suspend its performance bonus programs for employees in various positions during the second quarter (April through June) of 2020 and to suspend payments under the Company’s Incentive Plan for its named executive officers during the second quarter (April through June) of 2020.

During April and May 2020, the impacts of our early actions, and of the marketplace’s response, changed the severity of the financial impact. Accordingly, the Company has decided to rescind the suspension of performance bonuses for employees and Incentive Plan payments for named executive officers for the second quarter of 2020 and to reinstate these bonus programs and Incentive Plan payments for named executive officers for the second quarter of 2020. The leadership bonuses are generally linked to sales, gross profit, and earnings increases. As disclosed in our proxy statement for the annual meeting of shareholders that was held on April 25, 2020 (the ‘2020 Proxy Statement’), the incentive bonuses for executive officers are dependent upon an increase in earnings over the same quarter in the prior year, with a secondary bonus related to improvements in select assets, namely accounts receivable, inventories, and pick-up trucks, relative to the trailing 12-month net sales.

In addition, the Company also disclosed, on April 28, 2020, a reduction in certain director fees for May, June, and July (effectively their fees related to the same second quarter of 2020 for which performance bonuses and payments under the Company’s Incentive Plan were suspended). Given the reasons noted above, this decision has also been rescinded. Director fees will be paid in accordance with the plans made in December 2019 and previously disclosed in the 2020 Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

June 10, 2020	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Controller, Chief Accounting Officer, and Treasurer